Exhibit 10.3
COMMERCIAL LEASE
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2014

Table of Contents

No.	Paragraph Description		Pg.	No.	Paragraph Description	Pg.
1.	Parties		2	24.	Assignment and Subletting	11
2.	Leased Premises		2	25.	Relocation	11
3.	Term			26.	Subordination	11
	A.	Term	2	27.	Estoppel Certification & Financial Info	11
	B.	Delay of Occupancy	2	28.	Casualty Loss	12
	C.	Certificate of Occupancy	3	29.	Condemnation	12
4.	Rent and Expenses			30.	Attorney's Fees	12
	A.	Base Monthly Rent	3	31.	Representation	12
	B.	Additional Rent	3	32.	Brokers	13
	C.	First Full Month's Rent	3	33.	Addenda	13
	D.	Prorated Rent	3	34.	Notices	13
	E.	Place of Payment	3	35.	Special Provisions	14
	F.	Method of Payment	3	36.	Agreement of the Parties	14
	G.	Late Charges	4
	H.	Returned Checks	4		ADDENDA & EXHIBITS (check all that apply)
5.	Security Deposit		4	☒	Exhibit A - Drawing layout of Premises
6.	Taxes		4	☐	Exhibit ___________________________
7.	Utilities		4	☒	Commercial Lease Addendum for Broker's Fee (TXR-2102)
8.	Insurance		5
9.	Use and Hours		6	☒	Commercial Lease Addendum for Expense Reimbursement (TXR-2103)
10.	Legal Compliance		6
11.	Signs		6	☐	Commercial Lease Addendum for Extension Option (TXR-2104)
12.	Access By Landlord		7
13.	Move-In Condition		7	☐	Commercial Lease Addendum for Percentage Rent (TXR-2106)
14.	Move-Out Condition		7
15.	Maintenance and Repair			☐	Commercial Lease Addendum for Parking (TXR-2107)
	A.	Cleaning	7
	B.	Conditions Caused by a Party	8	☐	Commercial Landlord's Rules and Regulations (TXR-2108)
	C.	Repair & Maintenance Responsibility	8
	D.	Repair Persons	8	☐	Commercial Lease Guaranty (TXR-2109)
	E.	HVAC Service Contract	9	☐	Commercial Lease Addendum for Right of First Refusal (TXR-2105)
	F.	Common Areas	9
	G.	Notice of Repairs	9	☐	Commercial Lease Addendum for Optional Space (TXR-2110)
	H.	Failure to Repair	9
16.	Alterations		9	☐	Commercial Lease Addendum for Construction (TXR-2111) or (TXR-2112)
17.	Liens		9
18.	Liability		9	☐	Commercial Lease Addendum for Contingencies (TXR-2119)
19.	Indemnity		10
20.	Default		10	☒	Addendum to Commercial Lease
21.	Abandonment, Interruption of Utilities, Removal of Property & Lockout		10	☒	Construction Agreement_______
				☐	_______________________________________
22.	Holdover		10	☐	Information About Brokerage Services (TXR-2501)
23.	Landlord's Lien & Security Interest		11

(TXR-2101) 4-1-14	Initialed for Identification by Landlord: LT, ____, and Tenant: DJM, ____	Page 1 of 15

COMMERCIAL LEASE
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2014

1.PARTIES: The parties to this lease are:

Landlord:	Tannos Land Holding III, LLC
; and
Tenant:	Castle Biosciences, Inc.
.

2.LEASED PREMISES:
A.Landlord leases to Tenant the following described real property, known as the "leased premises," along with all its improvements (Check only one box):

☒(1)  Multiple-Tenant Property: Suite or Unit Number  TBD containing approximately  21,760
square feet of rentable area in  Tannos Land Holding III     (project name)
at  505 S Friendswood Dr
(address) in  Friendswood, TX 77546 (city),
(county), Texas, which is legally described on attached Exhibit     or as follows:

☐(2) Single-Tenant Property: The real property containing approximately  square feet of rentable
area at:                    (address) in
     (city),                (county), Texas,
which is legally described on attached Exhibit         or as follows:

B.If Paragraph 2A(1) applies:
1."Property" means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks; and
2.the parties agree that the rentable area of the leased premises may not equal the actual or useable area within the leased premises and may include an allocation of common areas in the Property. The rentable area ☐ will ☐ will not be adjusted if re-measured.
3.TERM:
A.Term: The term of this lease is   months and    days, commencing on:
 See the attached Addendum to Commercial Lease (Commencement Date) and ending on            (Expiration Date).
B.Delay of Occupancy: If Tenant is unable to occupy the leased premises on the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
complete or a prior tenant's holding over of the leased premises, Landlord will not be liable to Tenant for such delay and this lease will remain enforceable. In the event of such a delay, the Commencement Date will automatically be extended to the date Tenant is able to occupy the Property and the Expiration Date will also be extended by a like number of days, so that the length of this lease remains unchanged. If Tenant is unable to occupy the leased premises after the 90th day after the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant's holding over of the leased premises, Tenant may terminate this lease by giving written notice to Landlord before the leased premises become available to be occupied by Tenant and Landlord will refund to Tenant any amounts paid to Landlord by Tenant. This Paragraph 3B does not apply to any delay in occupancy caused by cleaning or repairs.
C.Certificate of Occupancy: Unless the parties agree otherwise, Tenant is responsible for obtaining a certificate of occupancy for the leased premises if required by a governmental body.
4.RENT AND EXPENSES:
A.Base Monthly Rent: On or before the first day of each month during this lease, Tenant will pay Landlord base monthly rent as described on attached Exhibit  or as follows:

Dates		Rate per rentable square foot (optional)		Base Monthly Rent $
From	To	$ Monthly Rate	$ Annual Rate
CD	Month 60	$1.85 / rsf / month	$22.20 / rsf / year	$40,256.00
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year

B.Additional Rent: In addition to the base monthly rent, Tenant will pay Landlord all other amounts, as provided by the attached (Check all that apply.):

☒	(1)	Commercial Lease Addendum for Expense Reimbursement (TXR-2103)
☐	(2)	Commercial Lease Addendum for Percentage Rent (TXR-2106)
☐	(3)	Commercial Lease Addendum for Parking (TXR-2107)
☐	(4)
All amounts payable under the applicable addenda are deemed to be "rent" for the purposes of this lease.
C.First Full Month's Rent: The first full monthly rent is due on or before  @ Execution of lease              .
D.Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences. The prorated rent is due on or before the Commencement Date.
E.Place of Payment: Tenant will remit all amounts due to Landlord under this lease to the following person at the place stated or to such other person or place as Landlord may later designate in writing:
Name: Tannos Land Holding III, LLC        Address:810 S Friendswood Dr, Friendswood, Texas 77546
F.Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease. If Tenant fails to timely pay any amounts due under this lease or if any

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord after providing written notice to Tenant may require Tenant to pay subsequent amounts that become due under this lease in certified funds. This paragraph does not limit Landlord from seeking other remedies under this lease for Tenant's failure to make timely payments with good funds.
G.Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date it is due, Tenant will pay Landlord a late charge equal to 10% of the amount due. In this paragraph, the mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord's acceptance of a late charge does not waive Landlord's right to exercise remedies under Paragraph 20.
H.Returned Checks: Tenant will pay $ 40.00 for each check Tenant tenders to Landlord which is returned by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment.
5.SECURITY DEPOSIT:
A.Upon execution of this lease, Tenant will pay $ 50,000.00 to Landlord as a security deposit.
B.Landlord may apply the security deposit to any amounts owed by Tenant under this lease. If Landlord applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated.
C.Within 60 days after Tenant surrenders the leased premises and provides Landlord written notice of Tenant's forwarding address, Landlord will refund the security deposit less any amounts applied toward amounts owed by Tenant or other charges authorized by this lease.
6.TAXES: Unless otherwise agreed by the parties, Landlord will pay all real property ad valorem taxes assessed against the leased premises.
7.UTILITIES:
A.The party designated below will pay for the following utility charges to the leased premises and any connection charges for the utilities. (Check all that apply.)

		N/A	Landlord	Tenant
(1)	Water	☐	☒	☐
(2)	Sewer	☐	☒	☐
(3)	Electric	☐	☐	☒
(4)	Gas	☒	☐	☐
(5)	Telephone	☐	☐	☒
(6)	Internet	☐	☐	☒
(7)	Cable	☐	☐	☒
(8)	Trash	☐	☒	☐
(9)	AC, Heat, Water and Sewer is part of NNN	☐	☒	☐
(10)	All other utilities	☒	☐	☐
B.The party responsible for the charges under Paragraph 7A will pay the charges directly to the utility service provider. The responsible party may select the utility service provider except that if Tenant selects the provider, any access or alterations to the Property or leased premises necessary for the utilities may be made only with Landlord's prior consent, which Landlord will not unreasonably withhold. If Landlord incurs any liability for utility or connection charges for which Tenant is responsible to pay

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
and Landlord pays such amount, Tenant will immediately upon written notice from Landlord reimburse Landlord such amount.
C.Notice: Tenant should determine if all necessary utilities are available to the leased premises and are adequate for Tenant's intended use.
D.After-Hours HVAC Charges: "HVAC services" means heating, ventilating, and air conditioning of the leased premises. (Check one box only.)
☐ (1) Landlord is obligated to provide the HVAC services to the leased premises only during the   Property's operating hours specified under Paragraph 9C.
☒(2) Landlord will provide the HVAC services to the leased premises during the operating hours specified under Paragraph 9C for no additional charge and will, at Tenant's request, provide HVAC services to the leased premises during other hours for an additional charge of $ Landlord's cost per hour. Tenant will pay Landlord the charges under this paragraph immediately upon receipt of Landlord's invoice. Hourly charges are charged on a half-hour basis. Any partial hour will be rounded up to the next half hour. Tenant will comply with Landlord's procedures to make a request to provide the additional HVAC services under this paragraph.
☐(3)  Tenant will pay for the HVAC services under this lease.
8.INSURANCE:
A.During all times this lease is in effect, Tenant must, at Tenant's expense, maintain in full force and effect from an insurer authorized to operate in Texas:
(1)public liability insurance naming Landlord as an additional insured with policy limits on an occurrence basis in a minimum amount of: (check only (a) or (b) below)
☒(a) $1,000,000; or
☐(b) $2,000,000.
If neither box is checked the minimum amount will be $1,000,000.
(2)personal property damage insurance for the business operations being conducted in the leased premises and contents in the leased premises in an amount sufficient to replace such contents after a casualty loss; and
☐(3) business interruption insurance sufficient to pay 12 months of rent payments;
B.Before the Commencement Date, Tenant must provide Landlord with a copy of insurance certificates evidencing the required coverage. If the insurance coverage is renewed or changes in any manner or degree at any time this lease is in effect, Tenant must, not later than 10 days after the renewal or change, provide Landlord a copy of an insurance certificate evidencing the renewal or change.
C.If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:
(1)purchase insurance that will provide Landlord the same coverage as the required insurance and Tenant must immediately reimburse Landlord for such expense; or
(2)exercise Landlord's remedies under Paragraph 20.
D.Unless the parties agree otherwise, Landlord will maintain in full force and effect insurance for: (1) fire and extended coverage in an amount to cover the reasonable replacement cost of the improvements of the Property; and (2) any public liability insurance in an amount that Landlord determines reasonable and appropriate.
E.If there is an increase in Landlord's insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant's use of the leased premises, or any improvements made by or for Tenant, Tenant will, for each year this lease is in effect, pay Landlord the increase immediately

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
after Landlord notifies Tenant of the increase. Any charge to Tenant under this Paragraph 8E will be equal to the actual amount of the increase in Landlord's insurance premium.
9.USE AND HOURS:
A.Tenant may use the leased premises for the following purpose and no other: general office use and uses incidental thereto Monday through Sunday as needed.

B.Unless otherwise specified in this lease, Tenant will operate and conduct its business in the leased premises during business hours that are typical of the industry in which Tenant represents it operates.
C.The Property maintains operating hours of (specify hours, days of week, and if inclusive or exclusive of weekends and holidays): 24/7 as needed by tenants

10.LEGAL COMPLIANCE:
A.Tenant may not use or permit any part of the leased premises or the Property to be used for:
(1)any activity which is a nuisance or is offensive, noisy, or dangerous;
(2)any activity that interferes with any other tenant's normal business operations or Landlord's management of the Property;
(3)any activity that violates any applicable law, regulation, zoning ordinance, restrictive covenant, governmental order, owners' association rules, tenants' association rules, Landlord's rules or regulations, or this lease;
(4)any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance;
(5)any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters;
(6)the permanent or temporary storage of any hazardous material; or
(7)____________________________________________________________________________________________________________________________________________________________________.
B."Hazardous material" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal, state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.
C.Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions, zoning ordinances, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant's intended use. Tenant must satisfy itself that the leased premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property. Tenant agrees that it is not relying on any warranty or representation made by Landlord, Landlord's agent, or any broker concerning the use of the leased premises or Property.
11.SIGNS:
A.Tenant may not post or paint any signs or place any decoration outside the leased premises or on the Property without Landlord's written consent. Landlord may remove any unauthorized sign or decorations, and Tenant will promptly reimburse Landlord for its cost to remove any unauthorized sign or decorations.

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
B.Any authorized sign must comply with all laws, restrictions, zoning ordinances, and any governmental order relating to signs on the leased premises or Property. Landlord may temporarily remove any authorized sign to complete repairs or alterations to the leased premises or the Property.
C.By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move- out and at Tenant's expense, to remove, without damage to the Property or leased premises, any or all signs or decorations that were placed on the Property or leased premises by or at the request of Tenant. Any signs or decorations that Landlord does not require Tenant to remove and that are fixtures, become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.
12.ACCESS BY LANDLORD:
A.During Tenant's normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant's normal business hours if: (1) entry is made with Tenant's permission; or (2) entry is necessary to complete emergency repairs. Landlord will not unreasonably interfere with Tenant's business operations when accessing the leased premises.
~~B.During the last~~ _____ ~~days of this lease, Landlord may place a "For Lease" or similarly worded sign on the leased premises.~~
13.MOVE-IN CONDITION: Tenant has inspected the leased premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this lease or in an addendum. Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property.
14.MOVE-OUT CONDITION AND FORFEITURE OF TENANT'S PERSONAL PROPERTY:
A.At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, except for normal wear and tear. Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants.
B.If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may: (1) require Tenant, at Tenant's expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.
C."Surrender" means vacating the leased premises and returning all keys and access devices to Landlord. "Normal wear and tear" means deterioration that occurs without negligence, carelessness, accident, or abuse.
D.By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move- out and at Tenant's expense, to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant. Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.
15.MAINTENANCE AND REPAIRS:
A.Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles. ☐ Landlord ☒ Tenant will provide, at its expense, janitorial services to the leased premises that are customary and ordinary for the property type. Tenant will maintain any grease trap on the Property which Tenant uses, including but not limited to periodic emptying and cleaning, as well as making any modification to the grease trap that may be necessary to comply with any applicable law.

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
B.Repairs of Conditions Caused by a Party: Each party must promptly repair a condition in need of repair that is caused, either intentionally or negligently, by that party or that party's guests, patrons, invitees, contractors or permitted subtenants.
C.Repair and Maintenance Responsibility: Except as otherwise provided by this Paragraph 15, the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises (if any). The specified items must be maintained in clean and good operable condition. If a governmental regulation or order requires a modification to any of the specified items, the party designated to maintain the item must complete and pay the expense of the modification. The specified items include and relate only to real property in the leased premises. Tenant is responsible for the repair and maintenance of its personal property. (Check all that apply.)

		N/A	Landlord	Tenant
(1)	Foundation, exterior walls, roof, and other structural components	☐	☒	☐
(2)	Glass and windows	☐	☐	☒
(3)	Fire protection equipment	☐	☐	☒
(4)	Fire sprinkler systems	☐	☐	☒
(5)	Exterior & overhead doors, including closure devices, molding, locks, and hardware	☐	☒	☐
(6)	Grounds maintenance, including landscaping and irrigation systems	☐	☒	☐
(7)	Interior doors, including closure devices, frames, molding, locks, and hardware	☐	☐	☒
(8)	Parking areas and walks	☐	☒	☐
(9)	Plumbing systems, drainage systems and sump pumps	☐	☐	☒
(10)	Electrical systems, mechanical systems	☐	☐	☒
(11)	Ballast and lamp replacement	☐	☐	☒
(12)	Heating, Ventilation and Air Conditioning (HVAC) systems	☐	☐	☒
(13)	~~HVAC system replacement~~	☐	☐	☐
(14)	Signs and lighting:
	(a) Pylon	☐	☐	☒
	(b) Facia	☐	☐	☒
	(c) Monument	☐	☒	☐
	(d) Door/Suite	☐	☒	☐
	(e) Other:________________	☐	☒	☐
(15)	Extermination and pest control, excluding wood-destroying insects.	☐	☒	☐
(16)	Fences and Gates	☐	☒	☐
(17)	Storage yards and storage buildings	☐	☒	☐
(18)	Wood-destroying insect treatment and repairs	☐	☒	☐
(19)	Cranes and related systems	☐	☒	☐
(20)	Sprinklers systems from the point they enter the Leased Premises		☐	☒
(21)	Each tenant will have their own electric meter		☐	☒
(22)	All other items and systems		☐	☒

D.Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
E.HVAC Service Contract: If Tenant maintains the HVAC system under Paragraph 15C(12), Tenant ☐is
☒ is not required to maintain, at its expense, a regularly scheduled maintenance and service contract for the HVAC system. The maintenance and service contract must be purchased from a HVAC maintenance company that regularly provides such contracts to similar properties. If Tenant fails to maintain a required HVAC maintenance and service contract in effect at all times during this lease, Landlord may do so and Tenant will reimburse Landlord for the expense of such maintenance and service contract or Landlord may exercise Landlord's remedies under Paragraph 20.
F.Common Areas: Landlord will maintain any common areas in the Property in a manner as Landlord determines to be in the best interest of the Property. Landlord will maintain any elevator and signs in the common area. Landlord may change the size, dimension, and location of any common areas, provided that such change does not materially impair Tenant's use and access to the leased premises. Tenant has the non-exclusive license to use the common areas in compliance with Landlord's rules and regulations. Tenant may not solicit any business in the common areas or interfere with any other person's right to use the common areas. This paragraph does not apply if Paragraph 2A(2) applies.
G.Notice of Repairs: Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord's responsibility to repair. All requests for repairs to Landlord must be in writing.
H.Failure to Repair: Landlord must make a repair for which Landlord is responsible within a reasonable period of time after Tenant provides Landlord written notice of the needed repair. If Tenant fails to repair or maintain an item for which Tenant is responsible within 10 days after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may: (1) repair or maintain the item, without liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord's remedies under Paragraph 20.
16.ALTERATIONS:
A.Tenant may not alter (including making any penetrations to the roof, exterior walls or foundation), improve, or add to the Property or the leased premises without Landlord's written consent. Landlord will not unreasonably withhold consent for the Tenant to make reasonable non-structural alterations, modifications, or improvements to the leased premises.
B.Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord's consent. If Landlord authorizes the changing, addition, or rekeying of any locks or other security devices, Tenant must immediately deliver the new keys and access devices to Landlord.
C.If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order and in compliance with Paragraphs 16A and 17.
D.Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord's property and must be surrendered to Landlord at the time this lease ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 11 or 14 or if the parties agree otherwise in writing.
17.LIENS: Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after receipt of Landlord's demand: (1) pay the lien and have the lien released of record; or (2) take action to discharge the lien. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.
18.LIABILITY: To the extent permitted by law, Landlord is NOT responsible to Tenant or Tenant's employees, patrons, guests, or invitees for any damages, injuries, or losses to person or property caused by:

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
A.an act, omission, or neglect of: Tenant; Tenant's agent; Tenant's guest; Tenant's employees; Tenant's patrons; Tenant's invitees; or any other tenant on the Property;
B.fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.
19.INDEMNITY: Each party will indemnify, defend, and hold the other party harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property, or any other loss caused, negligently or otherwise, by that party or that party's employees, patrons, guests, or invitees.
20.DEFAULT:
A.If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord's failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law. If, however, Landlord's non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is diligently pursued.
B.If Landlord does not actually receive at the place designated for payment any rent due under this lease within 5 days after it is due, Tenant will be in default. If Tenant fails to comply with this lease for any other reason within 10 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.
C.If Tenant is in default, Landlord may, with at least 3 days written notice to Tenant: (i) terminate this lease, or (ii) terminate Tenant's right to occupy the leased premises without terminating this lease and may accelerate all rents which are payable during the remainder of this lease or any renewal period. Landlord will attempt to mitigate any damage or loss caused by Tenant's breach by using commercially reasonable means. If Tenant is in default, Tenant will be liable for:
(1)any lost rent;
(2)Landlord's cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises;
(3)repairs to the leased premises for use beyond normal wear and tear;
(4)all Landlord's costs associated with eviction of Tenant, such as attorney's fees, court costs, and prejudgment interest;
(5)all Landlord's costs associated with collection of rent such as collection fees, late charges, and returned check charges;
(6)cost of removing any of Tenant's equipment or fixtures left on the leased premises or Property;
(7)cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant's employees, patrons, guests, or invitees in the leased premises or Property;
(8)cost to replace any unreturned keys or access devices to the leased premises, parking areas, or Property; and
(9)any other recovery to which Landlord may be entitled under this lease or under law.
21.ABANDONMENT, INTERRUPTION OF UTILITIES, REMOVAL OF PROPERTY, AND LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to:(a) abandonment of the leased premises; (b) interruption of utilities; (c) removal of Tenant's property; and(d) ''lock-out'' of Tenant.
22.HOLDOVER: If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord. No holding over by Tenant, with or without the consent of Landlord, will extend this lease. Tenant will

(TXR-2101) 4-1-14	Initialed for Identification by Landlord: LT, ____, and Tenant: DJM, ____	Page 10 of 15

Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
indemnify Landlord and any prospective tenants for any and all damages caused by the holdover. Rent for any holdover period will be 150% of the base monthly rent plus any additional rent calculated on a daily basis and will be immediately due and payable daily without notice or demand.
23.LANDLORD'S LIEN AND SECURITY INTEREST: To secure Tenant's performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant's nonexempt personal property that is in the leased premises or on the Property. This lease is a security agreement for the purposes of the Uniform Commercial Code. Landlord may file a financing statement to perfect Landlord's security interest under the Uniform Commercial Code.
24.ASSIGNMENT AND SUBLETTING: Landlord may assign this lease to any subsequent owner of the Property. Tenant may not assign this lease or sublet any part of the leased premises without Landlord's written consent. An assignment of this lease or subletting of the leased premises without Landlord's written consent is voidable by Landlord. If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant's obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.
25.RELOCATION:

☐	A.
By providing Tenant with not less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant's reasonable out-of-pocket moving expenses for moving to the other location. "Moving expenses" means reasonable expenses payable to professional movers, utility companies for connection and disconnection fees, wiring companies for connecting and disconnecting Tenant's office equipment required by the relocation, and printing companies for reprinting Tenant's stationary and business cards. A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended

☒	B.	Landlord may not require Tenant to relocate to another location in the Property without Tenant's prior consent.
26.SUBORDINATION:
A.This lease and Tenant's leasehold interest are and will be subject, subordinate, and inferior to:
(1)any lien, encumbrance, or ground lease now or hereafter placed on the leased premises or the Property that Landlord authorizes;
(2)all advances made under any such lien, encumbrance, or ground lease;
(3)the interest payable on any such lien or encumbrance;
(4)any and all renewals and extensions of any such lien, encumbrance, or ground lease;
(5)any restrictive covenant affecting the leased premises or the Property; and
(6)the rights of any owners' association affecting the leased premises or Property.
B.Tenant must, on demand, execute a subordination, attornment, and non-disturbance agreement that Landlord may request that Tenant execute, provided that such agreement is made on the condition that this lease and Tenant's rights under this lease are recognized by the lien-holder.
27.ESTOPPEL CERTIFICATES & FINANCIAL INFORMATION:
A.Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies the terms and conditions of this lease.

(TXR-2101) 4-1-14	Initialed for Identification by Landlord: LT, ____, and Tenant: DJM, ____	Page 11 of 15

Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
B.Within 30 days after receipt of a written request from Landlord, Tenant will provide to Landlord Tenant's current financial information (balance sheet and income statement). Landlord may request the financial information no more frequently than once every 12 months.
28.CASUALTY LOSS:
A.Tenant must immediately notify Landlord of any casualty loss in the leased premises. Within 20 days after receipt of Tenant's notice of a casualty loss, Landlord will notify Tenant if the leased premises are less than or more than 50% unusable, on a per square foot basis, and if Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss.
B.If the leased premises are less than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty. If Landlord fails to substantially restore within the time required, Tenant may terminate this lease.
C.If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate this lease; or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.
D.If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this lease; or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within 10 days.
E.If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.
29.CONDEMNATION: If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate. If after a condemnation or purchase in lieu of condemnation the leased premises or Property are partially unusable for the purposes of this lease, this lease will continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable. Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation from the condemning authority for its moving expenses and damages to Tenant's personal property.
30.ATTORNEY'S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney's fees, and all other costs of litigation from the nonprevailing party.
31.REPRESENTATIONS:
A.Tenant's statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign the lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default.
B.Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect the

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Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
health or safety of an ordinary person, except: ________________________________________.
C.Each party and each signatory to this lease represents that: (1) it is not a person named as a Specially Designated National and Blocked Person as defined in Presidential Executive Order 13224; (2) it is not acting, directly or indirectly, for or on behalf of a Specially Designated and Blocked Person; and (3) is not arranging or facilitating this lease or any transaction related to this lease for a Specially Designated and Blocked Person. Any party or any signatory to this lease who is a Specially Designated and Blocked person will indemnify and hold harmless any other person who relies on this representation and who suffers any claim, damage, loss, liability or expense as a result of this representation.
32.BROKERS:
A.The brokers to this lease are:

Principal Broker:	UTR Realtor/Commercial Division	Cooperating Broker	NAI Partners
Agent:	The Rowsey Group / Sharon Rowsey	Agent:	Griff Bandy
Address:	17000 El Camino #107	Address:	1900 West Loop South, Suite 500
	Houston, Texas 77058		Houston, Texas 77027
Phone & Fax:	(713) 922-7701	Phone & Fax:	(713) 629-0504
E-mail:		E-mail:
License No.:	0483822	License No.:

Principal Broker: (Check only one box)
☒	represent Landlord only.
☐	represent Tenant only.
☐	is an intermediary between Landlord and Tenant
B.Fees:

☒	(1)	Principal Broker's fee will be paid according to: (Check only one box).
	☒	(a)	a separate written commission agreement between Principal Broker and:
			☒ Landlord ☐ Tenant.
	☐	(b)	the attached Commercial Lease Addendum for Broker's Fee (TXR-2102).

☒	(2)	Cooperating Broker's fee will be paid according to: (Check only one box).
	☒	(a)	a separate written commission agreement between Cooperating Broker and:
			☐Principal Broker ☒Landlord ☐Tenant
	☐	(b)	the attached Commercial Lease Addendum for Broker's Fee (TXR-2102).

33.ADDENDA: Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord's Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its discretion, amend from time to time.
34.NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

Landlord at:	Tannos Land Holding III, LLC
	Address:	810 S Friendswood Dr, Friendswood, TX 77546

(TXR-2101) 4-1-14	Initialed for Identification by Landlord: LT, ____, and Tenant: DJM, ____	Page 13 of 15

Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,

	Phone:		Fax:
and a copy to:
Address:
	Phone:		Fax:
☒	Landlord also consents to receive notices by e-mail at:
Tenant at the leased premises,
and a copy to:	Castle Biosciences, Inc.
Address:
	Phone:	(832) 974-1556	Fax:
☒	Tenant also consents to receive notices by e-mail at: _________________

35.SPECIAL PROVISIONS:

See the attached Addendum to Commercial Lease and Construction Agreement.

36.AGREEMENT OF PARTIES:
A.Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.
B.Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.
C.Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act or notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.
D.Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.
E.Severable Clauses: If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.
F.Waiver: Landlord's delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.

(TXR-2101) 4-1-14	Initialed for Identification by Landlord: LT, ____, and Tenant: DJM, ____	Page 14 of 15

Commercial Lease concerning:	505 S Friendswood Dr Friendswood, TX 77546,
G.Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from material interference.
H.Force Majeure: If Landlord's performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord's control, the time for Landlord's performance will be abated until after the delay.

I.Time: Time is of the essence. The parties require strict compliance with the times for performance.

Brokers are not qualified to render legal advice, property inspections, surveys, engineering studies, environmental assessments, tax advice, or compliance inspections. The parties should seek experts to render such services. READ THIS LEASE CAREFULLY. If you do not understand the effect of this Lease, consult your attorney BEFORE signing.

Landlord:		Tannos Land Holding III, LLC	Tenant:		Castle Biosciences, Inc.

By:			By:
	By (signature):	/s/ Louis T. Tannos		By (signature):	/s/ Derek Maetzold
	Printed Name:	Louis T. Tannos		Printed Name:	Derek Maetzold
	Title:	President		Title:	President and CEO
	Date:	12/16/19		Date:	12/17/19
By:			By:
	By (signature):			By (signature):
	Printed Name:			Printed Name:
	Title:			Title:

(TXR-2101) 4-1-14	Page 15 of 15

COMMERCIAL LEASE ADDENDUM FOR EXPENSE REIMBURSEMENT
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2010

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING
THE LEASED PREMISES AT 505 S Friendswood Dr, Friendswood, TX 77546,

In addition to rent stated in the lease, Tenant will pay Landlord the additional rent described in this addendum. Tenant will pay the additional rent each month at the time the base-monthly rent in the lease is due.
A.Definitions:
(1)“Tenant's pro rata share” is  40.520%.
(2)“CAM” means all of Landlord's expenses reasonably incurred to maintain, repair, operate, manage, and secure the Property (for example, security, lighting, painting, cleaning, decorations, utilities, trash removal, pest control, promotional expenses, and other expenses reasonably related the Property's operations); CAM does not include capital expenditures, interest, depreciation, tenant improvements, insurance, taxes, or brokers' leasing fees Notwithstanding the foregoing, CAM does include the amortized costs incurred by Landlord in making capital improvements or other modifications to the Property to the extent such improvements or modifications reduce CAM overall. These costs will be amortized over the useful life of the improvement or modification on a straight-line basis; however, in no event will the charge for such amortization included in CAM exceed the actual reduction in CAM achieved by the improvements and modifications.
(3)“Insurance” means Landlord's costs to insure the leased premises and the Property including but not limited to insurance for casualty loss, general liability, and reasonable rent loss.
(4)“Taxes” means the real property ad valorem taxes assessed against the leased premises and Property inclusive of all general and special assessments and surcharges.
(5)“Structural” means all of Landlord's expenses reasonably incurred to maintain, repair, and replace the roof, foundation, exterior walls, load bearing walls and other structural components of the Property.
B.Method: The additional rent will be calculated under the following method:
Note: “CAM” does not include taxes and insurance costs.

☐	(1)
Base-year expenses: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property that exceed the amount of the monthly base-year expenses for the calendar year    for: ☐taxes; ☐insurance; ☐CAM; ☐structural; and ☐_________________

☐	(2)	Expense-stop: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property that exceed $________________ per square foot per year for: ☐ taxes; ☐insurance; ☐ CAM; ☐ structural; and ☐______________________________________________________.

☒	(3)	Net: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property for: ☒taxes; ☒insurance; ☒ CAM; ☐ structural; and ☐_____________________________
		_____________________________________________________________________________________.
C.Projected Monthly Expenses: On or about December 31 of each calendar year, Landlord will project the applicable monthly expenses (those that Tenant is to pay under this addendum) for the following calendar year and will notify Tenant of the projected expenses. The projected expenses are based on Landlord's estimates of such expenses. The actual expenses may vary.

(TXR-2103) 1-26-10	Initialed for identification by Landlord: LT, ____, and Tenant: DJM,____	Page 1 of 2

Expense Reimbursement Addendum concerning 505 S Friendswood Dr, Friendswood, TX 77546,

Notice: The applicable projected expenses at the time which the above-referenced lease commences are shown in the table below. The total area of the Property presently used by Landlord for calculating expense reimbursements is 53,702 rentable square feet (including any add on factor for common areas).

Projected Expenses
$ Monthly Rate	$ Annual Rate
$0.70 / rsf / month	$8.40 / rsf / year

D.Reconciliation: Within a reasonable time after the end of each calendar year, Landlord will notify Tenant of the actual costs of the applicable expenses (those that Tenant is to pay under this addendum) for the previous year. If the actual costs of the applicable expenses exceed the amounts paid or owed by Tenant for the previous year, Tenant must pay the deficient amount to Landlord within 30 days after Landlord notifies Tenant of the deficient amount. If the actual costs of the applicable expenses are less than the amounts paid by Tenant for the previous year, Landlord will refund the excess to Tenant or will credit the excess to Tenant's next rent payment. Tenant may audit or examine those items in Landlord's records that relate to Tenant's obligations under this addendum. Landlord will promptly refund to Tenant any overpayment revealed by an audit or examination. If the audit or examination reveals an error of more than 5% over the amounts Landlord collected in a calendar year from Tenant under this addendum, Landlord will pay the reasonable cost of the audit or examination. Landlord may not seek a deficiency from Tenant under this paragraph if Landlord fails to timely provide the required notice.
E.Special Provisions:

Landlord:		Tannos Land Holding III, LLC	Tenant:		Castle Biosciences, Inc.

By:			By:
	By (signature):	/s/ Louis T. Tannos		By (signature):	/s/ Derek Maetzold
	Printed Name:	Louis T. Tannos		Printed Name:	Derek Maetzold
	Title:	President		Title:	President and CEO
By:			By:
	By (signature):			By (signature):
	Printed Name:			Printed Name:
	Title:			Title:

(TXR-2103) 1-26-10	Page 2 of 2

ADDENDUM TO COMMERCIAL LEASE

This Addendum to Commercial Lease (this “Addendum”), is attached to, and made a part of, that certain Commercial Lease (separately, “the Lease” or, as modified hereby, “this Lease”) by and between TANNOS LAND HOLDING III, LLC, as Landlord, and CASTLE BIOSCIENCES, INC., as Tenant, and relating to approximately 21,760 square feet of rentable area (the “Leased Premises”) located at 505 S. Friendswood Drive, Friendswood, Brazoria County, Texas 77546. All terms herein which have a defined meaning in the Lease have the same meaning when used herein unless otherwise expressly stated to the contrary.

The following terms are made part of, and incorporated by reference into, the Lease:

1.Term. The Commencement Date shall occur on the earlier of (i) August 1, 2020, or (ii) the fifth (5th) business day after the leasehold improvements to be constructed by Landlord in the Leased Premises pursuant to the Commercial Lease Construction Addendum (the “Landlord’s Work”) are Substantially Complete and notice thereof is delivered to Tenant. The Landlord’s Work shall be “Substantially Complete” when the Landlord’s Work has been completed in accordance with the approved construction documents and Tenant is able to access and occupy the Leased Premises and conduct its business therein in a reasonable manner and (b) Landlord has obtained final inspection approval from all appropriate regulatory authorities for the Leased Premises, even though minor punchlist items remain to be completed. Notwithstanding the foregoing, if the Landlord’s Work is not Substantially Complete by August 1, 2020, the Commencement Date shall be postponed until the Landlord’s Work is Substantially Complete and notice thereof is delivered to Tenant. However, if the Landlord’s Work is not Substantially Complete by August 1, 2020 due to any Tenant Delay (as defined below), the Landlord’s Work shall be deemed to be Substantially Complete on the date the Landlord’s Work would have been Substantially Complete, but for such Tenant Delay. As used herein, “Tenant Delay” means any delay in the Substantial Completion of the Landlord’s Work that is caused by (A) Tenant’s request for change orders to the construction documents previously approved by Landlord and Tenant, (B) Tenant’s failure to deliver or approve any required documentation the Construction Documents, and the like by the applicable deadline for doing so, and (C) Tenant’s failure to otherwise respond to any Landlord request within a reasonable period. If the Landlord’s Work is not Substantially Complete by August 1, 2020 after taking any Tenant Delay into account, then Tenant shall be entitled to receive a day-for-day abatement of rent for each day that occurs after August 1, 2020 until the Landlord’s Work is Substantially Complete.
2.Parking. Landlord shall provide Tenant up to four (4) unreserved parking spaces per 1,000 square feet of rentable area leased by Tenant in the Building (the “Unreserved Permits”) allowing access to unreserved areas in parking facilities for the Property (the “Parking Facilities”). Tenant shall have the right to convert up to 9 of such unreserved parking spaces to reserved parking spaces in the locations of the Parking Facilities shown on the attached Schedule 1. All unreserved and reserved parking spaces shall be provided to Tenant at no charge to Tenant during lease term.
3.Legal Compliance. Landlord is not aware of any restriction, regulation or applicable law that would prohibit Tenant’s use of the Leased Premises for the use permitted in this Lease. Landlord shall be responsible for any capital expenditure required to comply with any law, restriction or regulation applicable to the Leased Premises unless such compliance is due solely as a result of Tenant’s specific use of the Leased Premises or any alteration made by Tenant to the Leased Premises.
4.Insurance. Landlord shall maintain: (1) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of no less than $1,000,000; and (2) property insurance on all of the improvements of the Property in the amount of the full replacement cost thereof, as reasonably estimated by Landlord.

Addendum to Commercial Lease	Page 1

5.Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, claims, actions or causes of action against Landlord and its lienholder, officers, employees, contractors, agents and property manager for any claims, loss or damage to Tenant’s business, any loss of use of the Leased Premises, and any claims, loss, theft or damage to Tenant’s property (including Tenant’s automobiles or the contents thereof), INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF LANDLORD OR ANY OF LANDLORD’S AGENTS, EMPLOYEES OR CONTRACTORS, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance. In addition, notwithstanding anything in this Lease to the contrary, Landlord waives (except for any commercially reasonable deductible, not to exceed $20,000.00, associated with any claim), and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, claims, action or causes of action against Tenant and its officers, employees, contractors and agents for any loss of or damage to or loss of use of the Leased Premises, any additions or improvements in the Property, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF TENANT OR ANY OF TENANT’S AGENTS, EMPLOYEES OR CONTRACTORS, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance.
6.Utilities. Paragraph 7.C of the Lease is deleted in its entirety and replaced with the following paragraph:
“Notwithstanding anything to the contrary in this lease, (x) in the event of any interruption in any utility service to the extent caused by Landlord or its employees, agents or contractors and is not the result of any casualty or condemnation, and (y) if any such interruption renders all or any portion of the Leased Premises untenantable or not reasonably suitable for the permitted use, and such condition exists for three (3) consecutive business days after Landlord is aware of such interruption, then the Rent for the portion of the Leased Premises rendered untenantable or not reasonably suitable for the permitted use, shall abate based upon the pro rata portion of the Premises which is rendered untenantable or not reasonably suitable for the permitted use commencing retroactively on the first (1st) day of such interruption until the utility service is restored to the Leased Premises.”
7.Legal Compliance. Notwithstanding anything to the contrary in Paragraph 10 of the Lease,
a.The text that reads “Except as otherwise set forth in this lease,” shall be added to the first and last sentences of Paragraph 10.C of the Lease.
8.Signs. The following two (2) paragraphs are added to the end of Paragraph 11 of the Lease:
“D. During the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, have the right to install a sign displaying its name on the top parapet on the front of the Building. Notwithstanding the foregoing, the exact location, size, material, construction, appearance and design of any signage permitted by this paragraph shall be subject to (i) the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and (ii) Tenant’s compliance with all applicable laws.
D.Landlord agrees maintain Building directory signage identifying the tenants of the Building (“Directory Signage”) located in the lobby of the Building, and Tenant shall have the right to have its name placed on such Directory Signage.
9.Access by Landlord. Paragraph 12B is deleted in its entirety.
10.Move-In Condition. The last sentence of Paragraph 13 of the Lease is deleted in its entirety and replaced with the following sentence:
“Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property, except as otherwise set forth in this lease or in an addendum.”
11.Move-Out Condition and Forfeiture of Tenant’s Personal Property. Paragraph 14.A of the Lease is deleted in its entirety and replaced with the following paragraph:
“At the time this lease ends, Tenant will surrender the leased premises in the same condition as it existed on the Commencement Date, except for normal wear and tear, casualty damage that Tenant is not required to repair, condemnation loss, and any repairs that are Landlord’s responsibility under this lease.” Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials and environmental contaminants.

Addendum to Commercial Lease	Page 2

12.Maintenance and Repair. Landlord shall maintain in good order, condition and repair the common areas and the exterior structural walls, load bearing walls, the outside face of the exterior walls, foundations, the roof of the Building, Utility Facilities (as defined below) and the sprinklers up to the point they enter the Leased Premises. Tenant shall provide to Landlord prompt written notice of the need of such repairs or maintenance. As used herein, the term “Utility Facilities” means any and all systems, machinery, facilities, installations, supply lines, transformers, pipes, conduits, ducts, penetrations, components, appurtenances and equipment, owned by Landlord and located on or at the Property, for the generation or supply of any utilities (including, without limitation, any individual HVAC units owned or maintained by Landlord). Tenant shall have no responsibility to correct or remedy: (i) any violations of Laws related in any way to the cleanliness, maintenance, occupancy, condition and use of the Property existing on or prior to the Commencement Date; (ii) any violations of Laws caused solely by the action or inaction of Landlord, or its employees, agents or contractors (the “Landlord Parties”) and not by Tenant in whole or in part; or (iii) any violations of Laws applicable to buildings generally, provided that Tenant shall be responsible for complying with all Laws related to Tenant’s specific use of or alteration to the Property and all costs related thereto. Landlord shall be obligated to correct or remedy its obligations in the foregoing items (i)-(iii) at its sole cost and expense, without reimbursement from Tenant. Tenant shall be obligated to correct or remedy its obligations in the foregoing item (iii) at its sole cost and expense, without reimbursement from Landlord.”
13.Alterations. The following sentence is added after the last sentence of Paragraph 16.D:
“Tenant shall be permitted to install and remove at any time during the Term its trade fixtures and equipment; provided, however, that Tenant shall be responsible for repairing any damage caused to the Property by the installation or removal of such trade fixtures and equipment.”
14.Liability. The first sentence of Paragraph 18 is deleted in its entirety and replaced with the following sentence:
“To the extent permitted by law and not caused by the gross negligence or intentional misconduct of Landlord or the Landlord Parties, Landlord is NOT responsible to Tenant or Tenant’s employees, patrons, guests, or invitees for any damages, injuries, or losses to person or property caused by:”
15.Paragraph 20.B of the Lease is deleted and replaced with the following paragraph:
“B. Tenant’s failure to pay all or any portion of the base monthly rent, additional rent or any other amount payable by Tenant hereunder when due, and the continuation of such failure for a period of 5 business days after Tenant receives written notice of such failure from Landlord, provided that the Landlord shall only be obligated to give Tenant written notice of its failure to pay two times in any twelve consecutive month period of the Term of the leased premises.
16.Landlord’s Lien and Security Interest. Paragraph 23 of the Lease is deleted in its entirety and replaced with the following paragraph:
“Tenant shall have the absolute right from time to time during the Term hereof and without Landlord’s further approval, written or otherwise, but upon written notice to Landlord, to grant and assign to Tenant’s lender or lenders a security interest in Tenant’s personal property. Landlord agrees to execute and deliver to such lenders the form of collateral access agreement attached hereto as Exhibit A-1 and such other documents as such lenders may reasonably request upon receipt of such request (collectively, the “Collateral Access Agreement”). If requested by Tenant, Landlord shall agree to subordinate any contractual, statutory or other Landlord’s lien Landlord may have on Tenant’s property to any lien placed upon the said property or estate during the term of this Lease by Tenant’s lender(s).”
17.Assignment. The following is added to Paragraph 24 of the Lease:
“Notwithstanding anything in the lease to the contrary, Tenant may assign all or part of its interest in this Lease or sublease all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the consent of Landlord:
a.an affiliate of Tenant;
b.any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the tangible net worth of the surviving or created entity is not less than the tangible net worth of Tenant immediately preceding such transaction; or

Addendum to Commercial Lease	Page 3

c.any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's tangible net worth after such acquisition is not less than the tangible net worth of Tenant immediately preceding such transaction.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent assignments or subleases.”
18.CAM Charges. Notwithstanding anything to the contrary in this Lease, the term “CAM” (as defined in the Commercial Lease Addendum for Expense Reimbursement) shall not include any of the following: (i) except as expressly set forth in definition of CAM, the cost of any capital improvements or any depreciation or amortization thereof; (ii) principal and interest payments on any debts on the Property; (iii) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds, or is reimbursed pursuant to warranties or service contracts; (iv) costs in connection with leasing space in the Building or elsewhere within the Property, including without limitation brokerage commissions, attorneys’ fees, expenses for preparation of leases, expenses related to constructing improvements for the sole benefit of an individual tenant, advertising and other marketing expenses, and lease concessions (including assumption of rent under existing leases), rental abatements and construction allowances granted to specific tenants; (v) costs incurred in connection with the sale, financing or refinancing of the Building or the Property, including without limitation legal, auditing, consulting and professional fees paid or incurred in connection therewith; (vi) fines, interest and penalties incurred by Landlord, including without limitation those due to the late payment of Taxes (as defined below) or other expenses for which Landlord is responsible; (vii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (viii) any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases; (ix) the amount of rent or other charges payable under and pursuant to any ground lease or superior lease pertaining to the Property, except to the extent inclusive of taxes or insurance; (x) costs, fees, and compensation paid to Landlord or to any affiliate of Landlord for services in or to the Property to the extent that they exceed the charges for comparable services generally charged by an unaffiliated third party of comparable skill, competence, stature, and reputation; (xi) services and costs for which Tenant or any other tenant or occupant of the Building or third person specifically reimburses Landlord in addition to its pro rata share of common area maintenance charges; (xii) contributions to charitable or political organizations; (xiii) costs relating to disputes between Landlord and a specific tenant of the Building; (xiv)  contributions to operating expense reserves other than reserved for taxes and insurance payable under this Lease; (xv) costs relating to disputes between Landlord and tenant(s) of the Property.
19.Renewal Option. Tenant shall have the option to renew the term of this Lease pursuant to the Renewal Option attached hereto as Exhibit A-1, which is incorporated herein for all purposes.
20.Right of First Refusal. Tenant shall have the right to lease additional space on the third (3rd) floor of the Building pursuant to the Right of First Refusal attached hereto as Exhibit A-2, which is incorporated herein for all purposes.
[Signature Page to Follow]

Addendum to Commercial Lease	Page 4

Landlord and Tenant execute this Addendum to be effective as of the date of the Lease.
LANDLORD:
TANNOS LAND HOLDING III, LLC

By:	/s/ Louis T. Tannos
Name:	Louis T. Tannos
Title:	President

TENANT:
CASTLE BIOSCIENCES, INC.

By:	/s/ Derek Maetzold
Name:	Derek Maetzold
Title:	President and CEO

Addendum to Commercial Lease	Page 5

Exhibit A-1
to
Addendum to Commercial Lease
RENEWAL OPTION

(a) Provided that this Lease is in full force and effect as of the date of the Renewal Notice (as such term is hereinafter defined), and (ii) Tenant shall not be in default beyond any applicable notice and cure period under this Lease, Tenant shall have one (1) option to extend the term of this Lease for an additional term of five (5) years (the “Renewal Term”). Tenant’s option with respect to the Renewal Term shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not less than twelve (12) months prior to the expiration of the term of this Lease. The Renewal Term shall constitute an extension of the term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the term of the Lease, and (ii) the base monthly rent for the Renewal Term shall be as determined pursuant to the provisions below, and shall commence on the first day of the Renewal Term.

(b) The base monthly rent for the Leased Premises for the Renewal Term shall be the Fair Market Rent, provided, in no event shall the Fair Market Rent by more than 110%, nor less than 90%, of the base monthly rent payable during the initial term of this Lease. “Fair Market Rent” means the base rent for comparable space in Class “A” buildings in the Friendswood, Texas area that a willing lessee would pay and a willing lessor would accept for the Leased Premises during the Renewal Term, taking into account all relevant factors, including, but not limited to, lease takeovers/assumptions; relocation/moving allowances; space planning/interior architecture and engineering allowances; refurbishment and repainting allowances; club memberships; other concessions or inducements; extent of services provided or to be provided; distinction between "gross" and "net" lease; base year or dollar amount for escalation purposes (both operating and ad valorem/real estate taxes); any other adjustments (including by way of indexes) to base rental; credit standing and financial stature of the tenant; term or length of lease; the time the particular rental rate under consideration was agreed upon and became or is to become effective; the payment of a leasing commission and/or fees/bonuses in lieu thereof, whether to Landlord, any person or entity affiliated with Landlord, or otherwise.
(c) If Tenant timely exercises the Renewal Option pursuant to this Exhibit, Landlord shall notify Tenant (the “Rent Notice”) within 30 days of Tenant’s exercise of the Renewal Option, if applicable, of the Fair Market Rent during such Renewal Term (“Landlord’s Determination”). Tenant shall notify Landlord (“Tenant’s Notice”), within 30 days after Tenant’s receipt of the Rent Notice, except as provided in the last sentence of this Section (c), whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination (“Tenant’s Determination”) of the Fair Market Rent during the applicable Renewal Term. If Tenant fails to give Tenant’s Notice within such 30-day period, then Tenant shall be deemed to have timely accepted Landlord’s Determination.
(d) If Tenant timely disputes Landlord’s Determination, and Landlord and Tenant fail to agree as to the Fair Market Rent within 30 days after the giving of the earlier of Tenant's Notice or Tenant’s Determination (the “Negotiation Period”), then Tenant may, by providing Landlord written notice no later than the expiration of the Negotiation Period, elect to (i) retract its Renewal Notice and not exercise the renewal option set forth in this Exhibit, in which case such renewal option shall become null and void (the “Retraction Notice”), or (ii) elect to proceed with exercising the renewal option set forth in this Exhibit, in which case the Fair Market Rent shall be determined by arbitration as set forth in this paragraph (the “Arbitration Notice”). In the event Tenant fails to provide Landlord with the Retraction Notice or Arbitration Notice prior to the expiration of the Negotiation Period, Tenant shall be deemed to have retracted its Renewal Notice and elected not to exercise the renewal option set forth in this Exhibit, in which case such renewal option shall become null and void. In the event Tenant timely delivers the Arbitration Notice to Landlord, Fair Market Rent shall be determined as follows: A senior officer of a recognized Houston, Texas leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall have at least ten years’ experience in (i) the leasing of first-class office space in the Friendswood, Texas area, or (ii) the appraisal of Class “A” office buildings in the Friendswood, Texas area. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other Landlord’s Determination and Tenant’s Determination of the Fair Market Rent of the Leased Premises. The Baseball Arbitrator shall determine which of the two rent determinations more closely represents the Fair Market Rent of the Leased Premises for the Renewal Term. The Baseball Arbitrator may not select any other rental value for the Leased Premises other than one submitted by Landlord or Tenant. The determination of the party so selected or designated shall be binding upon Landlord and Tenant and shall serve as the basis for the determination of the base monthly rent payable for the Renewal Term,

Addendum to Commercial Lease	Page 6

subject to further adjustment as provided in the Lease. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not affect the determination of Fair Market Rent.

(e) If Tenant disputes Landlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term then, pending such final determination, Tenant shall pay, as base monthly rent for the Renewal Term, an amount equal to Landlord’s Determination. If, based upon the final determination of the Fair Market Rent, the base monthly rent payments made by Tenant for such portion of the Renewal Term were (i) less than the Fair Market Rent payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within 20 days after demand therefor or (ii) greater than the Fair Market Rent payable for the Renewal Term, Landlord shall refund the excess within 20 days after such determination.

Addendum to Commercial Lease	Page 7

Exhibit A-2
to
Addendum to Commercial Lease

RIGHT OF FIRST REFUSAL

(a) Subject to and upon the terms, provisions and conditions set forth in this Exhibit, so long as Tenant is not in default of this Lease beyond any applicable notice and/or cure period, Tenant shall have, and is hereby granted, a continuing right of first refusal to lease (the “Right of First Refusal”) all or any portion of the portion of the remainder of the third (3rd) floor of the Building (the “ROFR Premises”), during the Term of the Lease which becomes Available. As used herein, the term “Available” means, as to any space, that such space is vacant and free of any present or future possessory right now or, to the extent specified in section (e) below, hereafter existing in favor of any third party.

(b) Should a third party make an offer to lease the ROFR Premises which Landlord is willing to accept, Landlord shall promptly deliver to Tenant written notice indicating the relevant terms and conditions of such third -party offer (the “Lease Proposal”). If the ROFR Leased Premises is the subject of lease negotiations which include other portions of the Building, the foregoing Right of First Refusal shall, at Landlord’s option, apply to the entire space which is subject to such negotiations, and, at Landlord’s option, Tenant shall be obligated to either accept or refuse the opportunity to lease such entire space on the terms provided in the Lease Proposal, except that the term with respect to the ROFR Premises shall be co-terminus with the term of the Lease and the economic components of the third party proposal which are amortized over the term shall be adjusted to account for the difference between the term of the third party offer and the remaining term of the Lease. In the event that the term of this Lease is longer than the third-party offer, then the base monthly rent, at Landlord’s option, for such additional period shall be the Fair Market Rent (as defined in Exhibit G) determined at the time such third-party offer would have otherwise expired. Tenant shall have a period of five (5) business days after receipt of a Lease Proposal to irrevocably and unconditionally exercise its Right of First Refusal to lease the entire ROFR Premises (and such additional space, if applicable). Such exercise must be in writing and received by the Landlord within such five (5) business day period. If Landlord fails to receive written notice of the Tenant’s exercise of its Right of First Refusal within such five (5) business day period then Tenant shall be deemed to not have timely exercised such right.

(c) In the event that Tenant exercises this Right of First Refusal, Tenant will execute and return to Landlord an amendment to this Lease adding the ROFR Premises or such other documentation as Landlord shall reasonably require in order to confirm the leasing of such ROFR Premises (but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not such confirmatory documentation is executed) within twenty (20) days after Tenant’s receipt of such documentation.
(d) If Landlord does not receive written notice from Tenant of its exercise of this Right of First Refusal within the five (5) business day period referenced in subparagraph (b) above, Landlord shall have a period of up to two hundred seventy (270) days thereafter to lease the ROFR Premises for an effective rental rate not less than ninety percent (90%) of the rental rate reflected in the Lease Proposal (on a net effective basis taking into account all economic components of the transaction). If Landlord does not lease the ROFR Premises within said two hundred seventy (270) day period or proposes to lease the ROFR Premises for an effective rental rate of less than ninety percent (90%) of the effective rental rate reflected in the Lease Proposal, the Right of First Refusal shall then reapply on any subsequent leasing thereof on the terms set forth herein.

(e) Tenant acknowledges and agrees that this Right of First Refusal is subject and subordinate to (a) any pre-existing preferential right, refusal right, expansion right or related right of any other tenant in the Building, (b) any and all preferential rights, expansion options, refusal rights pertaining to the ROFR Premises, and (c) the right to renew the lease of any existing tenant of the ROFR Premises, whether by formal renewal option or otherwise.

(f) Except as otherwise provided in the Lease Proposal, Landlord shall deliver, and Tenant shall accept, the ROFR Premises broom-clean and vacuumed but otherwise in an “AS IS” and “WITH ALL FAULTS” condition. The term of this Lease with respect to the ROFR Premises shall commence upon such space being delivered to Tenant and shall expire on the Expiration Date. Rent will accrue and be due and payable with respect to the ROFR Premises on the date (the “ROFR Premises Commencement Date”) that is consistent with the Lease Proposal.

(g)  Upon request of Landlord at any time after the ROFR Premises Commencement Date, Tenant shall execute and deliver to Landlord a declaration (in a form provided by Landlord) specifying (i) the ROFR Premises Commencement Date, (ii) the base monthly rent schedule for the ROFR Premises, (iii) the Rentable Area of the ROFR Premises, and (iv) Tenant’s Share of Operating Expenses with respect to the ROFR Premises.

Addendum to Commercial Lease	Page 8

CONSTRUCTION AGREEMENT
This Construction Agreement is attached as an Exhibit to that certain Commercial Lease (the “Lease”) between Tannos Land Holding III, LLC, as Landlord, and Castle Biosciences, Inc., as Tenant, relating to the lease by Landlord to Tenant of that certain 21,760 square feet in the building located at 505 S Friendswood Drive, Friendswood, TX 77546. Unless otherwise specified, all capitalized terms used in this Construction Agreement shall have the same meanings as in the Lease as amended by the Amendment.
1.Approved Plans.
(a)Plans. No later than forty (40) days after the date of this lease, Tenant shall submit to Landlord plans and specifications for construction of the improvements in the Leased Premises (the “Plans”).
(b)Landlord’s Approval. Within ten (10) days following and receipt of the Plans, Landlord shall approve or disapprove such Plans in writing. If Landlord disapproves, Landlord shall provide Tenant in writing specific reasons for such disapproval. Tenant shall submit corrected Plans within ten (10) days of receipt of Landlord’s disapproval notice. Landlord shall approve or disapprove the corrected Plans within five (5) additional days from receipt thereof. Upon Landlord’s approval, the Plans shall become the “Approved Plans”.
2.Pricing and Bids.
(a)Estimates. Following receipt of the Approved Plans, Landlord will cause its affiliated company, Tannos Construction, to competitively bid price the construction of the Work in accordance with the Approved Plans with three (3) vendors (or subcontractors, as applicable) per line item and furnish the written bids to Tenant. There shall be no construction management fee payable by Tenant to Landlord for its review of the Plans or management of the Work.
(b)Approved Pricing. Upon receipt, Tenant shall promptly review such estimates and complete negotiations with Landlord for any changes or adjustments thereto. Within ten (10) days after such receipt, Tenant shall return the selected bids with written approval to Landlord.
3.Construction Allowance. Landlord will contribute $25.00 per square foot of rentable area in the Leased Premises (the “Construction Allowance”) toward the cost of constructing the Work in accordance with this Construction Agreement. The cost of all space planning, design, consulting or review services and construction drawings, installation of cabling, and moving into the Leased Premises shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose. All costs of the constructing the Work in accordance with this Construction Agreement in excess of the Construction Allowance shall be paid by Tenant.
4.The Work. Subject to the terms of this Construction Agreement, Landlord agrees to cause permanent leasehold improvements to be constructed in the Leased Premises (the “Work”) by Tannos Construction & Development, LLC in a good and workmanlike manner in accordance with the Approved Plans and the approved bids, on a cost plus 13% basis (such amount being 8% profit and overhead and 5% for general conditions), and all accounting for the construction of the Work will be on an ''open book" basis.. Landlord agrees to obtain a warranty against any defects in the Work from its general contractor for the benefit of Tenant.
5.Change Orders and Cost Overruns. All changes to, and deviations from, the Approved Plans (each, a “Change Order”), including any (i) direction of Tenant to omit any portion of the Work, (ii) additional architectural or engineering services, (iii) changes to materials whether standard materials, specially ordered materials, or specially fabricated materials, (iv) cancellation or modification of supply or fabrication orders, and (v) removal or alteration of any portion of the Work, must be approved in advance in writing by Landlord and Tannos Construction. Except as otherwise expressly provided in this Construction Agreement, all costs of the Work in excess of the Construction Allowance (collectively, “Cost Overruns”) shall be paid by Tenant to Landlord within twenty (20) days of Landlord’s invoice.

        - i -

Landlord and Tenant execute this Construction Agreement to be effective as of the date of the Lease.
LANDLORD:
TANNOS LAND HOLDING III, LLC

By:	/s/ Louis T. Tannos
Name:	Louis T. Tannos
Title:	President

TENANT:
CASTLE BIOSCIENCES, INC.

By:	/s/ Derek Maetzold
Name:	Derek Maetzold
Title:	President and CEO

        - ii -